SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers

Please refer to the Company’s Form 8-K/A, filed with the SEC on November 22, 2006, for a complete description of the settlement of the SEC Investigation.

As previously disclosed, on November 20, 2006, the staff of the SEC advised the Company that the Securities and Exchange Commission had accepted the offer of settlement (“Offer of Settlement”) of Howard R. Baer, the Company’s CEO, with respect to claims the Commission was asserting against Mr. Baer.   In connection with our CEO’s Offer of Settlement, without admitting or denying the allegations of the Commission’s complaint against him, he consented to the entry of a Final Judgment which, among other things, bars him from serving as an officer or director of any issuer that has a class of securities registered under §12 of the Exchange Act, or that is required to file reports pursuant to Section 15(d) of the Exchange Act.  The Final Judgment has since been entered against our CEO, Mr. Baer; accordingly, Mr. Baer has resigned his position as a director and as chief executive officer of the Company, effective immediately.   Mr. Baer will be available to consult with Mr. Ingolia as needed on a transitional basis about the business and operations of the Company.

Effective November 30, 2006, Thomas Ingolia was appointed CEO and Chairman of the Board of the Company.   Mr. Ingolia will serve as a Director of the Company until his successor is duly elected and qualified.

After earning his doctorate in Biochemistry at U.C./Berkeley, Mr. Ingolia spent 13 years at Eli Lilly, beginning as a research scientist and moving rapidly up the management ranks to CEO of Sphinx Pharmaceuticals--a technology acquisition that Ingolia targeted, evaluated and managed for Lilly. From there, Mr. Ingolia moved into biotech, with senior executive positions at Ontogeny (now Curis) and Microbia in Cambridge, Massachusetts, and Prolexys in Salt Lake City, Utah.  In August, 2005, Mr. Ingolia became CEO of Medisyn Technologies, Inc., an early stage biotechnology company focused on discovering new treatments for cancer.

 Mr. Ingolia will be paid an annual base salary of $200,000.  He will be eligible to receive an annual performance bonus, as determined by the Company’s Board of Directors.  The Company anticipates that it will issue Mr. Ingolia an equity award in consideration of his joining the Company as CEO.  The terms of this award will be determined by the Board of Directors.

Effective November 30, 2006, Janet Crance, the Company’s Chief Accounting Officer, and John Gorman, the Company’s Director of Sales, were appointed Directors of the Company, each such person to serve until his/her successor is duly elected and qualified.

John Gorman has been Director of Sales since March 2004.   From January 2004 to March 2004, Mr. Gorman worked as an employee benefit consultant.  Prior to that, from September 1999 to December 2003, Mr. Gorman was a sales representative for an educational software company.

Ms. Crance has been the Company’s Chief Accounting Officer since June 22, 2005.  Ms. Crance has over 29 years experience in the field of accounting, including both the public and private sectors.  She has been a Certified Public Accountant for fifteen years.  Professional affiliations include the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.  She has served for two years as the President of the Central Chapter of the Arizona Society, which includes the greater Phoenix area.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2006	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/ Thomas Ingolia
Thomas Ingolia, CEO

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